Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated of our report dated March 18, 2014 with respect to the consolidated financial statements of UEC Electronics, LLC and subsidiaries for the years ended December 31, 2013 and 2012 included in Arotech Corporation’s Current Report on Form 8-K filed on April 1, 2014.

/s/ Moore Beauston & Woodham LLP
Moore Beauston & Woodham LLP

Charleston, South Carolina
April 5, 2014